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                CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES
                                   EXHIBIT 12
                       RATIO OF EARNINGS TO FIXED CHARGES

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FOR THE YEARS ENDED DECEMBER 31,                                   1999               1998               1997
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
Income from continuing operations                              $ 8,270,986        $ 5,302,586        $ 5,867,612
Add:
     Income taxes                                                4,684,247          3,225,744          3,704,196
     Portion of rents representative of interest factor            162,278            130,717            167,029
     Interest on indebtedness                                    3,348,231          3,256,415          3,224,606
     Amortization of debt discount and expense                     117,966            123,335            119,401
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EARNINGS AS ADJUSTED                                           $16,583,708        $12,038,797        $13,082,844
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FIXED CHARGES
     Portion of rents representative of interest factor        $   162,278        $   130,717        $   167,029
     Interest on indebtedness                                    3,348,231          3,256,415          3,224,606
     Amortization of debt discount and expense                     117,966            123,335            119,401
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FIXED CHARGES                                                  $ 3,628,475        $ 3,510,467        $ 3,511,036
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RATIO OF EARNINGS TO FIXED CHARGES                                    4.57               3.43               3.73
================================================================================================================
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50  Chesapeake Utilities Corporation